Exhibit 10.5

2005 STOCK INCENTIVE PLAN

OF

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

1. Purpose. The purpose of this Plan is to provide incentive to key Employees and members of the Board of Directors of, and consultants and advisors to, the Company, any Parent Corporation, or any Subsidiary, to encourage proprietary interest in the Company, to encourage such key Employees, members of the Board of Directors, consultants and advisors to remain in the employ and/or service of the Company and its Parent Corporation and Subsidiaries, and to attract new Employees, members of the Board of Directors, consultants and advisors with outstanding qualifications.

2. Definitions. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

(a) “Award” shall mean an award of Non-statutory Stock Options, Incentive Stock Options, or the award or sale of Restricted Shares.

(b) “Award Agreement” shall mean a written agreement in such form as may from time to time be approved by the Board, setting forth the terms and conditions of an Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control Transaction” shall mean (i) the acquisition, directly or indirectly, by any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities holding more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the shareholders of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or entity different from the persons or entities holding those securities immediately prior to such merger; or (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” shall mean the Company’s common stock, no par value per share.

(g) “Company” shall mean Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation.

(h) “Employee” shall mean any individual who is employed by the Company, a Subsidiary or Parent Corporation, as determined by the Board.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(j) “Exercise Price” shall mean the purchase price per share deliverable upon the exercise of an Option.

(k) “Fair Market Value” shall mean the value of one (1) share of Common Stock, determined as follows:

(i) If the shares of Common Stock are (A) listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the Nasdaq National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) or Nasdaq SmallCap, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in Nasdaq;

(ii) If the shares of Common Stock are not traded on an exchange or on the Nasdaq National Market System or Nasdaq SmallCap but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the Nasdaq system as of the close of business on the business day immediately prior to the date of valuation or, if on such date such security is not quoted in the Nasdaq system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(iii) If neither clause (i) nor (ii) above applies, the fair market value as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(l) “Incentive Stock Option” shall mean an Option granted to an Employee which Option meets the requirements of Section 422 of the Code.

(m) “Non-statutory Stock Option” shall mean an Option which does not meet the requirements of Section 422 of the Code.

(n) “Option” shall mean a Non-statutory Stock Option or an Incentive Stock Option.

(o) “Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

(p) “Participant” shall have the meaning ascribed to it in Section 6 hereof.

(q) “Person” shall have the meaning ascribed to it in Section 3(a)(9) of the Exchange Act, and shall include a “group,” as defined in Rule 13d-5 promulgated thereunder.

(r) “Plan” shall mean this Gordon Biersch Brewery Restaurant Group, Inc. 2005 Stock Incentive Plan.

(s) “Restricted Shares” shall mean shares of Common Stock granted or sold pursuant to this Plan, subject to the other terms and conditions contained herein or in the applicable Award Agreement.

(t) “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement dated as of October 27, 2004, by and among the Company and those persons whose name appear on the signature pages attached thereto, and such other persons or entities who or which become parties to the Shareholders’ Agreement pursuant to the terms and conditions of the Shareholders’ Agreement, as such may be amended from time to time in accordance with the terms thereof.

(u) “Subsidiary” shall mean, as to any person, (A) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person, (B) any limited liability company more than 50% of whose equity interests having by the terms thereof ordinary voting power to manage the operations of such limited liability company (irrespective of whether or not at the time interests of any class or classes of such limited liability company shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person, and (C) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person have more than a 50% equity interest therein.

3. Effective Date and Duration of Plan. This Plan shall become effective upon its approval by the Board; provided, that no Incentive Stock Options may be awarded unless and until this Plan is approved by the shareholders of the Company. This Plan shall terminate ten years from the date this Plan becomes effective, and no Award may be granted under this Plan thereafter, but such termination shall not affect any Award theretofore granted.

4. Types of Awards. Awards pursuant to this Plan may be (i) Incentive Stock Options, (ii) Non-statutory Stock Options, or (iii) Restricted Shares.

5. Administration.

(a) This Plan will be administered by the Board, whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. The Board may in its sole discretion make Awards and authorize the Company to issue shares of Common Stock pursuant to such Awards, as provided in, and subject to the terms and conditions of, this Plan. The Board shall have authority, subject to the express provisions of this Plan, to construe this Plan and the respective Award Agreements, to prescribe, amend and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Award Agreements, which need not be identical, to advance the lapse of any waiting, forfeiture or installment periods and exercise dates, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made in good faith under or with respect to this Plan or any Award.

(b) Delegation of Authority. The Board may, to the full extent permitted by law, delegate any or all of its powers under this Plan to a committee (the “Committee”) of two or more directors, and if the Committee is so appointed all references to the Board in this Plan shall mean and relate to such Committee to the extent of the powers so delegated. The Board may, from time to time, delegate to the Company’s Chief Executive Officer authority under this Plan with respect to aggregate numbers of shares to permit specific Awards by the Chief Executive Officer to employees and consultants of, and advisors to, the Company, any Parent Corporation or any Subsidiary.

6. Eligibility. Awards shall be made only to persons who are, at the time of grant, officers, employees, members of the Board of Directors, consultants or advisors to the Company or any Parent Corporation or Subsidiary (collectively, “Participants”; individually, a “Participant”), but only Employees may be granted Incentive Stock Options. A Participant who has been granted an Award may, if such person is otherwise eligible and if otherwise in accordance with the terms of the Plan, be granted an additional Award or Awards if the Board shall so determine.

7. Stock Subject to Plan. Subject to adjustment as provided in Section 13 hereof, the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Awards made under this Plan is 36,250 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If either (i) Restricted Shares are forfeited or repurchased by the Company following their award under this Plan, or (ii) Options granted under this Plan are canceled, repurchased or expire or terminate for any reason without having been exercised in full, the forfeited or repurchased Restricted Shares, or the unpurchased shares of Common Stock subject to any such Option, as the case may be, shall again be available for subsequent Awards under this Plan. Restricted Shares, Options and shares of Common Stock issuable upon exercise of Options granted under this Plan may be subject to transfer restrictions, repurchase rights or other restrictions as shall be determined by the Board.

8. Award Agreements. As a condition to the grant of an Award under this Plan, each Participant shall sign an Award Agreement not inconsistent with this Plan in such form, and providing for such terms and conditions, as the Board shall determine at the time such Award is authorized to be granted. Such Award Agreements need not be identical but shall comply with, and be subject to, the terms and conditions set forth herein.

9. Options Generally.

(a) Purchase Price. The Exercise Price of an Option shall be determined by the Board on the date of grant and set forth in the Award Agreement and, except as to Incentive Stock Options, may be less than the Fair Market Value of the Common Stock.

(b) Payment of Exercise Price. Payment of the Exercise Price of an Option shall be made in such manner as provided in the Award Agreement, which may include (i) cash, (ii) delivery of shares of Common Stock owned by the holder of the Option for greater than six months or shorter, if approved by the Board, (iii) a cashless exercise effected in accordance with rules adopted by the Board, (iv) any other manner permitted by law and allowed by the Board in its sole discretion, or (v) any combination of the foregoing. In addition, the Board, at its sole discretion, may permit a Participant to pay up to ninety percent (90%) of the Exercise Price of an Option with a promissory note in the form set forth in Exhibit A hereto. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code and the allowance by the Company to permit a Participant to pay any portion of the Exercise Price of an Option with a promissory note on any occasion shall not obligate the Company to allow the use of promissory notes for payment of the Exercise Price of an Option on any other occasion or to such or any other Participant. Furthermore, any shares of Common Stock issued to a Participant as a result of the exercise of an Option in which the Board permitted the Participant to pay the Exercise Price of such Option with a promissory note in accordance with the terms of this Section 9(b) shall be pledged as collateral to the promissory note until such promissory note has been fully paid by the Participant; to the extent that the Participant is unable to repay such promissory note in the manner set forth therein, ownership of such shares of Common Stock shall be transferred from the Participant to the Company to the extent necessary to satisfy the outstanding payment obligation of the promissory note.

(c) Option Term. Each Option and all rights thereunder shall expire on such date as the Board shall determine on the date the Option is authorized to be granted, and such Option shall be subject to earlier termination as may be provided in this Plan and in the applicable Award Agreement. The Board shall have authority to extend the term of a Non-statutory Stock Option at any time. In no event may any Option remain in effect after the expiration of ten years from the day on which such Option is granted (or five years in the case of Options described in paragraph (b) of Section 10 hereof).

(d) Exercise of Options. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Award Agreement evidencing such Option; provided, however, that, (i) no Option shall have a term in excess of ten years from the date of grant (or five years in the case of Options described in paragraph (b) of Section 10 hereof), and (ii) the periods of time following an Option holder’s cessation of employment with the Company, any Parent Corporation or Subsidiary, or service as a member of the Board or consultant or advisor to the Company, any Parent Corporation or

Subsidiary, or following an Option holder’s death or disability, during which an Option may be exercised, as provided in paragraph (f) below, shall not be included for purposes of determining the number of shares of Common Stock with respect to which such Option may be exercised.

(e) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issue of a stock certificate to such person for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(f) Effect of Cessation of Service. Notwithstanding anything contained in this Plan to the contrary, no Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of such person’s Option, an Employee, a member of the Board of Directors, or serving as a consultant or advisor to one or more of the Company, a Parent Corporation or a Subsidiary, except if and to the extent the applicable Award Agreement provides otherwise (other than with respect to an Incentive Stock Option for which Section 10 hereof shall apply); provided, however, that in no event may any Option be exercised after the expiration date of the Option.

(g) Transfer Restrictions. Except as otherwise approved by the Board, during the life of the Participant an Option shall be exercisable only by or on behalf of such person and no Option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law (including a domestic relations order), except by will or the laws of descent and distribution.

10. Incentive Stock Options.

Options granted under this Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of the grant) of the Common Stock with respect to which Incentive Stock Options granted to any Employee under this Plan (and under any other plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this paragraph (a) shall be automatically adjusted accordingly.

(b) 10% Shareholder. If any Employee to whom an Incentive Stock Option is to be granted under this Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) the Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value thereof at the time of grant; and

(ii) the exercise period of such Incentive Stock Option shall not exceed five years from the date of grant.

(c) Exercise Price. Except as may be provided in paragraph (b) of this Section 10, the Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than the Fair Market Value at the time of grant.

(d) Effect of Cessation of Service. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of such Option, an Employee, except that if and to the extent the applicable Award Agreement so provides:

(i) the Option may be exercised within a period not to exceed three months after the date the holder thereof ceases to be an Employee for any reason other than death or disability;

(ii) if the Participant dies while in the employ of the Company, a Parent Corporation or a Subsidiary or within three months after such Participant ceases to be such an Employee, the Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within a period not to exceed one year after the date of death; and

(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while the Participant is an Employee, the Option may be exercised within a period not to exceed one year after the date such holder ceases to be an Employee because of such disability.

Except as modified by the preceding provisions of this Section 10, all the provisions of this Plan applicable to Options generally shall be applicable to Incentive Stock Options granted hereunder.

11. Restricted Shares.

(a) Awards of Shares. Awards of Restricted Shares may be made under this Plan on such terms and conditions as the Board may from time to time approve, including the price, if any, to be paid by the recipient of the Restricted Shares. Awards of Restricted Shares may be made alone, in addition to or in tandem with other Awards under this Plan. The Board may, in its sole discretion make loans to a Participant in an amount equal to all or a portion of the purchase price of Restricted Shares purchased by such Participant; provided, that the grant of a loan on any occasion shall not obligate the Company to grant loans on any other occasion or to such or any other Participant. Subject to the terms of this Plan, the Board shall determine the number of Restricted Shares to be awarded to each recipient and the Board may impose different terms and conditions on a Restricted Share Award than on any other Award made to the same recipient or other Award recipients. Each recipient of Restricted Shares shall, except in the circumstances described in paragraph (b) below, be issued one or more stock certificates evidencing such Restricted Shares. Each such certificate shall be registered in the name of such recipient, and shall bear an appropriate legend referring to the terms and conditions applicable to the Restricted Shares evidenced thereby.

(b) Forfeiture of Restricted Shares. In making an Award of Restricted Shares, the Board may impose a requirement that the recipient must remain in the employment or service (including service as an advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Restricted Shares. In such case, the certificate(s) evidencing the Restricted Shares shall be held in custody by the Company until such Shares are no longer subject to forfeiture. The Board shall have authority to determine whether to accelerate the termination of any forfeiture provisions contained in any applicable Award Agreement.

(c) Rights as a Shareholder; Stock Dividends. Subject to any restrictions set forth in the applicable Award Agreement, a recipient of Restricted Shares shall have voting, dividend and all other rights of a shareholder of the Company as of the date such Shares are issued and registered in recipient’s name (whether or not certificates evidencing such Shares are delivered to such recipient). Except as may otherwise be set forth in the applicable Award Agreement, stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares under the applicable Award Agreement and shall be subject to the same terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

12. General Award Restrictions.

(a) Investment Representations. The Company may require any person to whom an Award is made, as a condition of such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for such person’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and State securities laws.

(b) Legends. All certificates representing shares issued upon exercise of an Option or Restricted Shares shall have endorsed thereon the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED,

ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF SHAREHOLDERS’ AGREEMENT DATED OCTOBER 27, 2004, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICES OF THE CORPORATION. SUCH AGREEMENT GRANTS CERTAIN RIGHTS TO THE CORPORATION (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION’S SHARES INCLUDING REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(c) Special Conditions to Issuance of Shares. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any State or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13. Recapitalization. In the event that the number of outstanding shares of Common Stock of the Company changes or the Common Stock is exchanged for a different kind of shares or other securities of the Company, in either case by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under this Plan and under any Options granted under this Plan. Such adjustment to outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of such Options, but a corresponding adjustment in the applicable Option Exercise Price shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Incentive Stock Option or a grant of additional benefits to the holder of an Incentive Stock Option.

14. Change of Control Transaction.

(a) Unless otherwise provided in an Award Agreement, if a Change of Control Transaction occurs, all unexercised outstanding Options shall be accelerated to a date prior to such closing date, and all outstanding Options shall be terminated to the extent not exercised prior to such closing date. To the extent that such Options are exercised in accordance with this subsection (a), the Board, in its sole discretion, may elect to pay to a Participant an amount of cash, per share, equal to the fair market value of the share of Common Stock (as determined by the Board, which value shall be equal to the value of a share of Common Stock in such Change of Control Transaction) issued as a result of the exercise of such Option minus the Exercise Price in exchange for the surrender of such share of Common Stock.

(b) If a Change of Control Transaction occurs, all forfeiture or restrictive provisions contained in any applicable Award Agreement shall automatically lapse and be of no further effect without any further action by the Board or the Participant.

(c) Unless approved by the Board, no Option shall become exercisable and no Restricted Share shall become vested pursuant to paragraphs (a) or (b) above to the extent the result would be to trigger the golden parachute penalties under Sections 280G and 4999 of the Code with respect to a Participant, as determined in good faith by the Company’s independent auditors. No Incentive Stock Option shall become exercisable pursuant to the foregoing without the Option holder’s consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option.

15. Shareholders’ Agreement. In no event shall Restricted Shares be issued or sold under the Plan or any shares issued upon exercise of an Option, unless and until the Participant agrees to be bound by the terms and conditions of the Shareholders’ Agreement with respect to such Restricted Shares or shares, as the case may be.

16. No Special Employment Rights. Nothing contained in this Plan or in any Award Agreement shall confer upon any Award recipient any right with respect to the continuation of such person’s employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award recipient from the rate in existence at the time of the Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan or any Award shall be determined by the Board.

17. Other Employee Benefits. The amount of any compensation deemed to be received by an Employee as a result of any Award (including the exercise of an Option, or the sale of shares of Common Stock received upon such exercise or of Restricted Shares) will not constitute “earnings” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

18. Amendment of this Plan. The Board may at any time and from time to time modify, amend or terminate this Plan in any respect, except to the extent shareholder approval is required by law. The termination or any modification or amendment of this Plan shall not, without the written consent of an Award recipient, affect such Award recipient’s rights under any Award Agreement. With the consent of the Award recipient affected, the Board may amend outstanding Award Agreements in a manner not inconsistent with this Plan. The Board shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19. Withholding.

(a) Each Employee shall, no later than the date as of which the value of an Award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company (and where applicable, a Subsidiary or Parent Corporation) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

(b) To the extent permitted by the Board, and subject to the terms and conditions as the Board may provide, an Employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any Awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the Award or (ii) delivering to the Company shares of unrestricted Common Stock previously owned by the person, provided, that the Employee may elect to withhold only the minimum statutory taxes.

Adopted on August 26, 2005 by the Board of Directors.